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                                                             Exhibit 10.02

                                ESCROW AGREEMENT

         AGREEMENT dated February 1, 1996 by and among PHOENIX COLOR CORP., a New York corporation (the "Purchaser"), the persons and entities listed on Schedule A annexed hereto (such persons and entities being referred to collectively as the "Sellers" and singly as a "Seller"), and ANDREW J. GOODMAN, as escrow agent (the "RBGB Escrow Agent"), and STEPHEN K. FOGG, as escrow agent (the "CHS Escrow Agent").

                                    RECITALS

A. The Purchaser, the Sellers and certain other parties previously entered into a Stock Purchase Agreement dated December 27, 1995 (the "Stock Purchase Agreement"), pursuant to which the Purchaser agreed to purchase from the Sellers and certain other parties all of the capital stock of New England Book Holding Corporation ("NEBH"), and the closing for such purchase of capital stock is being held on this date;

B. The parties to the Stock Purchase Agreement have agreed that, in order to secure certain indemnification obligations of the Sellers to the Purchaser under the Stock Purchase Agreement, the Sellers are agreeing to cause to be deposited in escrow a fund in the original principal amount of $2,100,000, representing 10% of the purchase price payable to the Sellers under the Stock Purchase Agreement;


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C.   The parties desire to appoint the RBGB Escrow Agent and the CHS Escrow
Agent (collectively, the "Escrow Agents"), who will be jointly responsible for administering and disbursing the escrowed funds;

D. The parties desire to set forth the terms and conditions under which the escrowed funds will be maintained and administered, and setting forth also the rights and responsibilities of the Escrow Agents and the other parties to this Agreement;

         NOW, THEREFORE, for the sum of $10.00 (Ten Dollars) and other good and valuable consideration, paid and given by each party to the other, receipt of which is hereby acknowledged, THE PARTIES AGREE AS FOLLOWS:

                           I. DEPOSIT AND ESCROW FUND

1.1 Delivery of Funds in Escrow. Concurrently with the execution of this Agreement, the sum of $2,100,000, representing 10% of the purchase price payable to the Sellers under the Stock Purchase Agreement, shall be deposited and held in escrow pursuant to the terms of this Agreement. Such amount and all accrued interest, as they shall increase or decrease from time to time and in whatever form the same maybe invested or maintained in accordance with the provisions of this Agreement, are referred to herein as the "Escrow Fund."

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1.2   Escrow Period. The Escrow Fund shall be maintained and shall continue for a period of four years through December 31, 1999 (the "Escrow Period"), unless such Escrow Period is changed in accordance with the provisions of Sections 5.1 or 7.1.

1.3 Deposit and Investment of Escrow Fund. The Escrow Fund shall be deposited at an established federally or state chartered commercial banking institution to be selected by the RBGB Escrow Agent. Such deposit shall initially be made into one or more interest-bearing checking or savings accounts maintained at such institution, from which amounts shall be withdrawn from time to time for investment in the interest-bearing instruments described below, and to which funds will be returned when such instruments mature or are liquidated. The Escrow Fund, except such amounts as are required to pay bank charges and similar administrative expenses, shall be invested in short-term direct obligations of, or obligations the timely payment of principal and interest on which are unconditionally guaranteed by, the United States of America. Investment decisions shall be made by the RBGB Escrow Agent, but the CHS Escrow Agent shall have the right to reasonably approve the general character and maturity dates of investments, which approval shall not be unreasonably withheld.

1.4 Signatures for Transfer/Withdrawal. Subject to the terms and conditions of this Agreement, amounts comprising the Escrow Fund may be transferred between accounts and among various investment instruments or forms, on the sole signature of the RBGB Escrow Agent, subject to the reasonable approval of the CSH Escrow Agent. However, no amounts may be withdrawn from

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the Escrow Fund or paid to the Purchaser, to any Seller or to any other person without the joint signatures of the Escrow Agents.

1.5 Notification of Fund Status. The RBGB Escrow Agent shall notify the CHS Escrow Agent of the status of the Escrow Fund by sending to the CHS Escrow Agent duplicates or copies of all Escrow Fund bank statements and statements showing investment of Escrow Fund assets. At least once each calendar quarter, the Escrow Agents shall send notices to the Purchaser and the Sellers showing the current status of the Escrow Fund, including information as to any claims then pending against or which are being paid from the Escrow Fund.

1.6 Appointment of Disbursing Agent. The Sellers hereby appoint Choate, Hall & Stewart to act as a disbursing agent (the "Disbursing Agent"), authorized to receive distributions of amounts payable to the Sellers from the Escrow Fund and to forward such distributions, and any notices intended for the Sellers from the Escrow Agents, to the Sellers. The Escrow Agents are hereby authorized to communicate with the Sellers through the Disbursing Agent, and need not recognize any communications or directions from any Seller unless the same is transmitted through the Disbursing Agent.

                 II. CLAIMS AGAINST AND PAYMENT FROM ESCROW FUND

2.1 Confirmation of Purchaser's Right to Indemnification. The parties acknowledge and confirm that the Purchaser (including, for purposes hereof certain Purchaser Indemnitees) is entitled

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to indemnification against certain "Losses" as set forth in Article VIII of the
Stock Purchase Agreement, including, without limitation, Section 8.1 thereof.

2.2 Payment of Losses. In the event that any indemnifiable Losses (as defined in the Stock Purchase Agreement) are incurred by Purchaser (including, in the definition of Purchaser for this purpose, any "Purchaser Indemnitee" as defined in Section 8.1 of the Stock Purchase Agreement), and all or any portion of such Losses are not promptly reimbursed by Sellers, the Purchaser shall be entitled to immediate reimbursement of such Losses from the Escrow Fund. (For purposes hereof, the cost of any bond necessary to stay any action against Purchaser, pending an appeal of any suit or action in respect of any Losses, shall be deemed included in Losses and paid from the Escrow Fund.) Upon notice from the Purchaser given to the Escrow Agents, stating the amount and nature of the Losses and indicating the inability, failure or refusal of the Sellers to reimburse the Purchaser, the Escrow Agents shall, within fifteen days after such notice, issue a check drawn on the Escrow Fund for the full amount claimed; provided, however, that in the event a dispute arises regarding the payment of any Losses or regarding the payment of any Annual Distribution (as defined in Section 3.1 below), either or both of the Escrow Agents may refuse to take any action otherwise provided for herein and may in lieu thereof submit such dispute for resolution as provided in Section 6.1 hereof.

2.3 Notice to Sellers of Payment of Claims. Whenever any claims are paid from the Escrow Fund as aforesaid, the Escrow Agents shall so notify the Sellers, indicating the amount and nature of the claim, the amount paid, and the remaining balance in Escrow Fund after such payment.

                    III. ESCROW FUND DISTRIBUTIONS TO SELLERS

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3.1   Annual Distributions. Subject to adjustment as set forth in Section 3.2 below, the Sellers shall be entitled, at the end of each calendar year during the Escrow Fund, to the distribution and return of (i) the sum of $525,000, (ii) all interest accrued on the Escrow Fund during such year and available for distribution at year-end, and (iii) any amounts in the Escrow Fund which were distributable to the Sellers in any preceding year under the terms of this Agreement but which were not so disbursed (all of the foregoing amounts being referred to collectively as the "Annual Distribution"). On or before December 15 in each year during the Escrow Period, the Escrow Agents shall confer and shall determine the amount of accrued and available interest for the year and the appropriate Annual Distribution. On or prior to December 31 in each year during the Escrow Period, the Escrow Agents shall cause a check payable to the Disbursing Agent in the amount of the Annual Distribution to be issued, along with an accompanying notification to the Sellers.

3.2 Adjustment of Annual Distribution. The amount of the Annual Distribution for any calendar year shall be reduced by (i) the aggregate amount of any Losses paid from the Escrow Fund during such calendar year and (ii) any pending claims under Section 8.1 of the Stock Purchase Agreement. If the amount of such Losses and claims exceeds the Annual Distribution in any calendar year, such excess ("Excess Losses") will reduce each Annual Distribution to be paid in any succeeding year of the Escrow Period. By way of illustration, if, in the first year of the Escrow Period, the Escrow Fund pays Losses of $100,000 and there are other claims aggregating $100,000 under Section 8.1 of the Stock Purchase Agreement, there will be an Annual Distribution of $325,000 ($525,000 - $200,000 = $325,000) plus accrued interest. If, in the second year of the Escrow Period there are Losses paid of $500,000 and claims of $300,000 (including the preceding year's $100,000

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in claims) with accrued and available Escrow Fund interest of $80,000, there will be no Annual Distribution in such year, and there will be Excess Losses of $95,000 ($800,000 [Losses and old and new claims] - $625,000 [$525,000 +
$100,000 not distributed in the first year because of pending claims] + $80,000 in interest = $95,000), which Excess Losses will be carried over and applied to reduce the Annual Distribution in the succeeding year.

3.3 Final Distribution. The Sellers shall be entitled to receive, at the end of the Escrow Period, a final Annual Distribution which will consists of the remaining balance of the Escrow Fund, including any previously undistributed accrued interest thereon, less any bank charges or similar fees required to be paid. At the time of such final distribution, the Escrow Agents will close all bank accounts and liquidate all Escrow Fund investments. The final annual distribution will be accompanied by a statement showing the distribution of the balance of the Escrow Fund.

             IV. ESCROW AGENT FEES, OBLIGATIONS AND INDEMNIFICATION

4.1 Fees and Expenses. The fees, disbursements and expenses incurred by the RBGB Escrow Agent in performing its duties under this Agreement shall be charged to and paid by the Purchaser. The fees, disbursements and expenses incurred by the CHS Escrow Agent in performing its duties under this Agreement shall be charged to and paid by the Sellers, or may be paid out of the Escrow

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Fund by direction of the Sellers, after appropriate provision for the payment of
Losses and for reserves for pending claims.

4.2 Responsibility of Escrow Agents. Neither of the Escrow Agents shall be obligated to undertake any responsibilities, actions or tasks not expressly provided for in this Agreement, unless such responsibility, action or task is specifically authorized by the consent of all of the parties to this Agreement.

4.3 Presumption of Authenticity. Neither of the Escrow Agents shall have any responsibility to inquire into or determine the genuiness, authenticity or sufficiency of any instruments, checks, agreements or other documents submitted to it in connection with its duties hereunder, and may rely on such items which it believes in good faith to be genuine, authentic and sufficient.

4.4   Indemnification of Escrow Agents.

      (a) The Purchaser and the Sellers shall jointly and severally indemnify the RBGB Escrow Agent and hold the RBGB Escrow Agent harmless against all loss, liabilities, damage or expense, including any reasonable attorneys' fees incurred in connection herewith, which may at any time be imposed upon or incurred by or asserted against the RBGB Escrow Agent in any way relating to or rising out of this Escrow Agreement or the duties undertaken by the RBGB Escrow Agent

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thereunder, other than any loss, liability, damage or expense resulting solely from the gross negligence or willful misconduct of the RBGB Escrow Agent.

      (b) The Purchaser and the Sellers shall jointly and severally indemnify the CHS Escrow Agent and hold the CHS Escrow Agent harmless against all loss, liability, damage or expense, including any interest, penalties and reasonable attorneys' fees incurred in connection therewith, which may at any time be imposed upon or incurred by or asserted against the CHS Escrow Agent in any way relating to or rising out of this Escrow Agreement or the duties undertaken by the CHS Escrow Agent thereunder, other than any loss liability, damage or expense resulting solely from the gross negligence or willful misconduct of the CHS Escrow Agent.

                            V. TERMINATION OF ESCROW

5.1 Termination of Escrow. This Agreement and the Escrow Fund shall terminate at the end of the Escrow Period, unless all of the parties to this Agreement shall otherwise agree in writing. Upon such termination, and subject to the distribution of any remaining balance of the Escrow Fund, each of the Escrow Agents shall be fully discharged from any further obligations to any party under this Agreement.

                                  VI. DISPUTES

6.1 Disputes. Any disputes arising under or in connection with this Agreement which cannot be resolved among the parties shall be subject to resolution solely by a court of general jurisdiction


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located in the County and State of New York, and the parties hereby expressly consent and waive any objection to the jurisdiction of such court.

6.2   No Conflict in Representation.

      (a) The parties acknowledge and agree that Andrew J. Goodman and a law firm of which he is a member may continue to act as counsel to the Purchaser, and neither the functions nor obligations as the RBGB Escrow Agent, nor any actions taken by such person or firm under this Agreement, shall be deemed to create any conflict of interest or require termination or limitation of the representation of the Purchaser.

      (b) The parties acknowledge and agree that Stephen K. Fogg and a law firm of which he is a member may continue to act as counsel to the Sellers, or any of them, and neither the functions nor obligations as the CHS Escrow Agent, nor any actions taken by such person or firm under this Agreement, shall be deemed to create any conflict of interest or require termination or limitation of the representation of the Sellers.


                            VII. GENERAL PROVISIONS

7.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the Escrow Fund and supersedes all prior agreements, discussions and proposals with respect thereto, whether written or oral. This Agreement may be modified only by a written instrument executed by the parties.

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7.2   No Assignment. Except as provided in Section 8.7 of the Stock Purchase
Agreement, neither Sellers nor Purchaser shall have the authority to assign any of their respective interests in this Agreement without the prior written consent of the other party; provided, however, that Purchaser may assign any of its rights to be reimbursed hereunder for Losses which may be incurred from time to time , without the prior written consent of Sellers, to a bank or other financial institution providing financing to Purchaser as set forth in Section
6.2 of the Stock Purchase Agreement. Sellers shall execute, and shall cause NEBH and NEBC to execute, any documents required in order to effect such assignment of such right of Purchaser.

7.3 Benefits of Agreement. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of Sellers and Purchaser and their respective successors and assigns. However, it is the intent of the parties hereto that no third-party beneficiary rights be created or deemed to exist, and none shall so exist, in favor of any person not a party to this Agreement, unless otherwise expressly agreed in writing by the parties.

7.4 Remedies Cumulative. Subject only to the express limitations set forth in this Agreement, the rights and remedies provided herein shall be cumulative and shall not preclude Sellers or Purchaser from asserting any other rights or seeking any other remedies against the other to which it may otherwise be entitled by law.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions.

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7.6   Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by a party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid overnight delivery service, addressed as follows:

         If to Sellers:    Stephen K. Fogg, Esq.
                           Choate, Hall & Stewart
                                    Exchange Place
                                    53 State Street
                                    Boston, MA 02109-2891

         with a copy to the CHS Escrow Agent

         If to Purchaser:           Phoenix Color Corp.
                                    101 Tandy Drive
                                    Hagerstown, MD 21740

         Attn: Louis LaSorsa, President and Edward Lieberman, Executive Vice President

         with a copy to the RBGB Escrow Agent

         If to the CHS Escrow Agent:      Stephen K. Fogg, Esq.
                                          Choate, Hall & Stewart
                                          Exchange Place
                                          53 State Street
                                          Boston, MA 02109-2891

         If to the RBGB Escrow Agent:     Andrew J. Goodman, Esq.
                                          Rosner, Bresler, Goodman & Bucholz

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                                          521 Fifth Avenue
                                          New York, NY 10175

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing shall be deemed the date of delivery.

7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.8 Severability. In case any one or more of the covenants, agreements, provisions or terms contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, provisions or terms contained herein shall be in no way affected, prejudiced or disturbed thereby.

7.9 Headings. The headings of the various Articles and Sections of this Agreement, were employed, are for convenience of reference only and shall not be deemed in any way to modify, interpret or construe the text of this Agreement or the intent of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       PHOENIX COLOR CORP.
                              By:      /s/ Ed Lieberman
                                       --------------------------
                                        Chief Financial Officer

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                                       /s/ Edmund J. Corvelli, Jr.
                                       --------------------------
                                         Edmund J. Corvelli, Jr.

                                       /s/ James F. Middleton
                                       --------------------------
                                            James F. Middleton

                                       /s/ Edward A. Moneghan
                                       --------------------------
                                            Edward A. Moneghan

                                       CHEMICAL VENTURE CAPITAL ASSOCIATES

                                       a California Limited Partnership

                              By:      CHEMICAL VENTURE PARTNERS,

                                       its General Partner

                              By:
                                       --------------------------
                                       a General Partner

                                       /s/ Andrew J. Goodman
                                       ---------------------------
                                       Andrew J. Goodman, as Escrow Agent

                                       /s/ Stephen K. Fogg
                                       ---------------------------
                                       Stephen K. Fogg, as Escrow Agent



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